EXHIBIT 99.1

Susan B. Railey
For shareholders and securities brokers
(301) 468-3120
James T. Pastore
For news media
(202) 546-6451             FOR IMMEDIATE RELEASE


                      CRIIMI MAE Dismisses Arthur Andersen

     ROCKVILLE, MD, May 9, 2002 - CRIIMI MAE Inc. (NYSE: CMM) today announced the dismissal of Arthur Andersen LLP as the Company's auditors.

     In connection with the dismissal of Arthur Andersen, CRIIMI MAE is withdrawing the proposal to ratify Arthur Andersen as the 2002 year-end auditor from the agenda of CRIIMI MAE's annual shareholders meeting scheduled for Tuesday, May 14, 2002. Shareholder votes on the appointment of Arthur Andersen will be accepted but not considered at the annual meeting.

     The Audit Committee and the Board of Directors are in the process of selecting new independent public accountants and will announce their decision shortly.

     Chief Financial Officer Cynthia O. Azzara said, "We commend the professionalism and dedication of Arthur Andersen during its years of service to CRIIMI MAE, and we thank the individuals who worked with us." Arthur Andersen had served as CRIIMI MAE's independent public accountants since 1991.

     For further information on CRIIMI MAE, see the Company's Web site: http://www.criimimaeinc.com. Shareholders and securities brokers should contact Shareholder Services at 301-816-2300, e-mail shareholder@criimimaeinc.com, and news media should contact James Pastore, Pastore Communications Group LLC, at 202-546-6451, e-mail pastore@ix.netcom.com.